U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Roughneck Supplies, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	98-0539891
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Roughneck Supplies, Inc. 5254 Green St., Suite #10 Halifax, Nova Scotia, Canada B3H 1N7	Cane Clark, LLP 3273 E. Warm Springs Las Vegas, NV 89120
(Name and address of principal executive offices)	(Name and address of agent for service)

Registrant's telephone number, including area code: (800) 471-6889
Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  |__|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (3)
Common Stock	1,000,000 shares	$0.05	$50,000	$1.54

(1)	This price was arbitrarily determined by Roughneck Supplies, Inc.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.
(3)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
Cane Clark, LLP
3273 E. Warm Springs
Las Vegas, NV 89120
(702) 312-6255 Fax: (702) 944-7100
______________________
EXPLANATORY NOTE

Upon in-house review of our SB2 as filed on August 16, 2007, we have discovered that the SB2 was filed with a preliminary draft of our financial statements, rather than the final audited financial statements as provided by our accountant. The SB2 as filed on August 16, 2007, reflected amounts and calculations based upon that draft as well. Therefore, we are filing this Post-Effective Amendment with our Audited Financial Statements with the following modifications from the SB2 as originally filed:

1.
Our SB2 as originally filed showed a deferred tax asset of $1,500.  The final financial statements did not show a deferred tax asset because this is a development stage co with no track record and thus has a going-concern issue.  A valuation allowance was set up that negated any loss for the year and thus the tax-benefit resulting from the loss.

2.
Our SB2 as originally filed showed an intangible asset of $1,960.  An intangible asset was set up to reflect organizational costs that were going to be amortized.  However, financial statements reported on the GAAP basis do not allow amortization of organized costs.  Thus, this amount was expensed in the final financial statements.

3.
Our SB2 as originally filed showed accrued liabilities of $11,000.  This amount was severely understated initially.  We were initially unsure as to how to accrue for expenses when the company is a developmental stage company with going-concern issues.  The determination reflected in our final financial statements was that if we anticipate an expense in the future (one-year out), then an accrual needs to be set up to cover these items.

4.
Our SB2 as originally filed showed General and Administrative Expenses of $6 and the final financial statements reported $626. The increase in $600 from the draft to the final was due to expensing items that were initially shown on the balance sheet in intangibles.

5.
Our SB2 as originally filed showed no expenses for marketing and the financial statements reported $1,340. The increase in $1,340 from the draft to the final was due to expensing items that were initially showed on the balance sheet in intangibles.

6.
Our SB2 as originally filed showed a negative tax expense of $1,500, and the final financial statements reported a tax expense of $0. This change was as a result of a valuation allowance, which negated the loss reported and thus the previously reported tax-benefit as well.

7.
Our SB2 as originally filed showed professional fees expense of $10,000, and the final financial statements reported $31,000. This increase is a result of the additional accrued expenses assigned for accountants, attorneys, and stock transfer agents.

8.	Our SB2 as originally filed showed a book loss of $8,506, and our final financial statements reported a loss of $32,966. This change is a result of the changes noted above.

9.
The accompanying notes in our SB2 as originally filed were a draft, and the final notes accompanying the financial statements and included in this Post-Effective Amendment reflect a more complete and thorough description of activities and events related to the company. As part of those final notes, our auditors stated their doubts regarding our ability to continue as a going concern.

SUBJECT TO COMPLETION, Dated October 5, 2007

PROSPECTUS
ROUGHNECK SUPPLIES, INC.
1,000,000
COMMON STOCK
INITIAL PUBLIC OFFERING

The selling shareholders named in this prospectus are offering up to 1,000,000 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $0.05 per share. This offering will expire in 90 days unless extended by the board of directors. The board of directors has discretion to extend the offering period for a maximum of an additional 90 days.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.05	None	$0.05
Total	$50,000	None	$50,000

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board through a market maker, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” on pages 7-13.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: October 5, 2007

Summary	5
Risk Factors	7
Risks Associated with Our Financial Condition	7
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.	7
Because we have a limited operating history, it is difficult to evaluate your investment in our stock.	7
Risks Associated with Our Business Model	8
Because we have not established the Roughneck brand name, and our products and name have little, if any, name recognition, we may be prevented from generating revenues which will reduce the value of your investment.	8
Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.	8
Because we do not have exclusive agreements with the third party manufacturers that will manufacture our products, we may be unable to effectively distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.	8
If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease.	9
In the event that we are unable to successfully compete within the oil and gas front-line supplies business, we may not be able to achieve profitable operations.	9
If we are unable to deliver our products on time to our consumers’ specifications, we could suffer lost sales.	9
If we are unable to successfully manage growth, our operations could be adversely affected.	10
Risks Associated with Management and Control Persons	10
Because our management is inexperienced in operating an oil and gas front-line supplies business, our business plan may fail.	10
Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	10
If we are unable to hire and retain key personnel, we may not be able to implement our business plan.	10
Because our president, Mr. Travis McPhee, owns 71.4% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. McPhee are inconsistent with the best interests of other stockholders.	11
Because our president, Mr. Travis McPhee, owns 71.4% of our outstanding common stock, the market price of our shares would most likely decline if he were to sell a substantial number of shares all at once or in large blocks.	11
Risks Related to Legal Uncertainty	11
If our products are found to cause injury, have defects, or fail to meet industry standards, we will incur substantial litigation, judgment, product liability, and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.	11

Even though we are not manufacturing the products ourselves, if any of the products we sell infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.	12
New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.	12
Risks Related to Our Securities	12
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	12
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.	12
If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in the decrease the value of our common stock and delay or prevent a change in control of us.	13
If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.	13
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	13
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	14
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	14
Forward-Looking Statements	14
Use of Proceeds	15
Determination of Offering Price	15
Dilution	15
Selling Shareholders	15
Plan of Distribution	19
Legal Proceedings	20
Directors, Executive Officers, Promoters and Control Persons	20
Security Ownership of Certain Beneficial Owners and Management	22
Description of Securities	22
Interests of Named Experts and Counsel	25
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	26
Organization within the Last Five Years	26
Description of Business	27
Description of Property	32
Plan of Operation	32
Certain Relationships and Related Transactions	36
Market for Common Equity and Related Stockholder Matters	36
Executive Compensation	40
Financial Statements	41
Changes In and Disagreements with Accountants	42
Available Information	42

Summary

We were incorporated as Roughneck Supplies, Inc. (“Roughneck”) in the State of Nevada on February 22, 2007. We are engaged in the business of marketing and retailing oil and gas drilling supply products. Our products include drill bits, hand tools, safety equipment, work wear, industrial cleaning products, and lubrication fluids used in the drilling process. We intend to sell our products to oil and gas drilling companies and to Field Workers in that industry. Front line employees in the oil and gas industry are collectively referred to as “Field Workers,” and include field supervising managers, oil rig managers, and front-line oil industry employees.

Our products are marketed and sold through our printed catalog, through our toll-free phone line, and through our online store at www.RoughneckSupplies.com (the “Site” or the “Web Site” or the “Internet Site”). We do not carry an inventory of products. Instead we form distribution agreements with manufacturers and suppliers whereby our suppliers agree to package products in our proprietary packaging and ship them directly to our customers. We facilitate the sale of products to our customers and the purchase of those products from our suppliers, acting as a marketing agent.

We are a development stage company and have not generated significant sales to date. As of May 31, 2007, we had $74,034 in current assets and current liabilities in the amount of $32,000. Accordingly, our working capital position as of May 31, 2007 was $42,034. Since our inception through May 31, 2007, we have incurred a net loss of $32,966. Our current working capital does not seem to be sufficient to enable us to implement our business plan as set forth in this prospectus and continue business operations for the next twelve months. For this and other reasons set forth in the notes to our audited financial statements, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing.

Our offices are located at 5254 Green Street. Suite #10, Halifax, Nova Scotia, B3H 1N7, and our telephone number is 1-800-471-6889. Our Internet Site can be found at www.RoughneckSupplies.com. Information contained on our Web Site is not part of this prospectus.

The Offering

Securities Being Offered	Up to 1,000,000 shares of our common stock, which includes all issued and outstanding shares with the exception of those held by our President, CEO and director, Mr. Travis McPhee.
Offering Price
The offering price of the common stock is $0.05 per share. There is no public market for our common stock. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares in our stock.

We intend to apply to the NASD over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
3,500,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our President, CEO and director, Mr. Travis McPhee, owns 71.4% of the common shares of our company and therefore has substantial control. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Offering Period	The shares are being offered for a period up to 90 days from the date this Prospectus is effective with the Securities and Exchange Commission, unless extended by us for an additional 90 days.

Summary Financial Information*

Balance Sheet Data	As of May 31, 2007 (Unaudited)
Cash	$74,034
Total Assets	$74,034
Liabilities	$32,000
Total Stockholders’ Equity	$42,034

Statement of Operations	For the Year Ended May 31, 2007 (Unaudited)
Revenue	$ 0
Loss for the Period	$32,966
*All dollar amounts in this Registration Statement are stated in U.S. Dollars unless specifically labeled as Canadian Dollars (C$).

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our common stock are not publicly traded. In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Associated with Our Financial Condition

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned limited revenue since our inception, which makes it difficult to evaluate whether we will operate profitably. Operating expenses for the period from February 22, 2007 (date of inception) to May 31, 2007, totaled $32,966. We have incurred cumulative net losses of $32,966 since February 22, 2007. We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of May 31, 2007, we had cash in the amount of $74,034. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, it is difficult to evaluate your investment in our stock.

Your evaluation of our business will be difficult because we have a limited operating history.  We are in the development stage of our business and have only recently begun to offer our products. To date, revenues are not substantial enough to maintain us without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations.  Our business strategy may not be successful, and we may not successfully address these risks. If we are unable to sustain profitable operations, investors may lose their entire investment in us.

Risks Associated with Our Business Model

Because we have not established the Roughneck brand name, and our products and name have little, if any, name recognition, we may be prevented from generating revenues which will reduce the value of your investment.

Because we are a new company with new products and we have not conducted advertising, there is little or no recognition of our Roughneck brand name. As a result, consumers may purchase products other than ours that have brand recognition in the market and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment.

Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.

Although we plan to pursue written agreements with our suppliers and manufacturers to provide goods to us at their respective and customary rates upon request, we currently have a written agreement in place with only one supplier. In addition, we have a verbal agreement with our accountants to perform requested financial accounting services and our outside auditors to perform auditing functions. Each of these functions requires the services of persons in high demand and these persons may not always be available. The implementation of our business plan and ability to services our customers may be impaired if we are not able to secure written agreements with additional suppliers, or the parties with whom we have verbal agreements do not perform in accordance with our verbal agreements. In addition, it may be difficult to enforce a verbal agreement in the event that any of these parties fail to perform.

Because we do not have exclusive agreements with the third party manufacturers that will manufacture our products, we may be unable to effectively distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.

We do not own or operate any manufacturing facilities. We plan to pursue written agreements with the third party manufacturers of the products we sell which are shipped directly from the supplier in our proprietary packaging. If we lose the services of our third party manufacturers and suppliers, we may be unable to secure the services of replacement manufacturers and suppliers. In addition, because we do not have written agreements with all of these manufacturers and suppliers, they could refuse to supply some or all of our products, reduce the number of products that they supply or change the terms and prices under which they normally supply our products. The occurrence of any such conditions will have a materially negative effect upon our reputation and our ability to distribute our products, which will cause a material reduction in our revenues.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease.

We believe our success depends in substantial part on our ability to offer products and designs that reflect current needs and anticipate, gauge and react to changing consumer demands in a timely manner. Our business is vulnerable to changes in consumer preferences. We will attempt to reduce the risks of changing demands and product acceptance in part by devoting a portion of our available products and designs to standard products that are not significantly modified from year to year. Nevertheless, if we misjudge consumer needs for our products, our ability to generate sales could be impaired resulting in the failure of our business. There are no assurances that our future products will be successful, and in that regard, any unsuccessful products could also adversely affect our business.

In the event that we are unable to successfully compete within the oil and gas front-line supplies business, we may not be able to achieve profitable operations.

We face substantial competition in the industry.  Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources.  These competitors may have completed development of their products and are presently marketing these to potential customers. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competing products. However, we cannot assure you that our products will outperform competing products or those competitors will not develop new products that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable. Increased competition could result in:

▪	Lower than projected revenues;
▪	Price reductions and lower profit margins;
▪	The inability to develop and maintain our products with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

If we are unable to deliver our products on time to our consumers’ specifications, we could suffer lost sales.

The success of our business depends on our ability to deliver our products to our consumers’ specifications in a timely manner. However, we are dependent third party manufacturers and suppliers to produce and deliver products to our customers. Disruptions in the manufacturing process could delay the timely receipt of merchandise, which could result in cancelled sales.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

Risks Associated with Management and Control Persons

Because our management is inexperienced in operating an oil and gas front-line supplies business, our business plan may fail.

Our management does not have any specific training in running an oil and gas front-line supply business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. McPhee, our president and CEO, devotes 10 to 15 hours per week to our business affairs. We do not have an employment agreement with Mr. McPhee, nor do we maintain key life insurance for him. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of our management, it is possible that they may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the products we plan to sell and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Because our president, Mr. Travis McPhee, owns 71.4% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. McPhee are inconsistent with the best interests of other stockholders.

Mr. McPhee is our president, chief executive officer and our sole director. He owns approximately 71.4% of the outstanding shares of our common stock. Accordingly, he will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. McPhee may still differ from the interests of the other stockholders.

Because our president, Mr. Travis McPhee, owns 71.4% of our outstanding common stock, the market price of our shares would most likely decline if he were to sell a substantial number of shares all at once or in large blocks.

Our president, Mr. Travis McPhee owns 2,500,000 shares of our common stock, which equates to 71.4% of our outstanding common stock. There is presently no public market for our common stock although we plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. If our shares are publicly traded on the over-the-counter bulletin board, Mr. McPhee will be eligible to sell his shares publicly subject to the volume limitations in Rule 144. The offer or sale of a large number of shares at any price may cause the market price to fall. Sales of substantial amounts of common stock or the perception that such transactions could occur may materially and adversely affect prevailing markets prices for our common stock.

Risks Related to Legal Uncertainty

If our products are found to cause injury, have defects, or fail to meet industry standards, we will incur substantial litigation, judgment, product liability, and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.

Because our products are intended for use in a high-risk industry, we may be subject to liability for any accidents or injury that may occur in connection with the use of these products or due to claims of defective design, integrity or durability of the products. We do not currently maintain liability insurance coverage for such claims. If we are unable to obtain such insurance, product liability claims could adversely affect our brand name reputation, revenues and ultimately lead to losses. In addition, product defects could result in product recalls and warranty claims. A product recall could delay or halt the sale of our products until we are able to remedy the product defects. The occurrence of any claims, judgments, or product recalls will negatively affect our brand name image and product sales, as well as lead to additional costs.

Even though we are not manufacturing the products ourselves, if any of the products we sell infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.

Although we have not received notices of any alleged infringement by our suppliers, we cannot be certain that the products they manufacture do not infringe on issued trademarks and/or copyright rights of others. We may be subject to legal proceedings and claims from time to time in our ordinary course of business arising out of intellectual property rights of others. These legal proceedings can be very costly, and thus can negatively affect the results of our operations.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Related to Our Securities

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 1,000,000 shares of our common stock through this prospectus. The outstanding shares of common stock covered by this prospectus represent approximately 28.6% of the common shares outstanding as of the date of this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in the decrease the value of our common stock and delay or prevent a change in control of us.

Our board of directors is authorized to issue up to 50,000,000 shares of preferred stock. Our board of directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.05 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.
We intend to apply to the NASD over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,000,000 shares of common stock offered through this prospectus. These shares were acquired from us in an offering that was exempt from Registration under Regulation S of the Securities Act of 1933, as amended, and completed on May 31, 2007.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of May 31, 2007, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

The named parties beneficially own and have sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 3,500,000 shares of common stock outstanding on May 31, 2007.

Name and Address of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Kendra Beaton 5741 Victoria Rd. Halifax, NS B3H 1N1	5,000	5,000	0	0
Kurtis Bennett 203 Skye Crescent Hammonds Plains, NS B4B 1W8	5,000	5,000	0	0
Amelia Bishara P.O. Box 75 Hebron Yarmouth, NS B0W 1X0	50,000	50,000	0	0
Doyle Bond 1378 Seymour Street Halifax, NS B3H 3M5	5,000	5,000	0	0
Nick Boucher 2225 Monastery Lane Halifax, NS B3L 4R1	5,000	5,000	0	0
Meghan Boyd 420 Ponderosa Dr. Lake Echo, NS B3E 1E2	40,000	40,000	0	0
Gregory Branscombe 62 French Masts Lane Bedford, NS B4A 3W7	5,000	5,000	0	0
Tara Briand 105 Frederick Ave Apt 403 Halifax, NS B3N 2K9	5,000	5,000	0	0
Jarred Burgess 1519 RR#1 Falmouth	40,000	40,000	0	0
Alexandra Butler P.O. Box 2093 Windsor, NS B0N 2T0	5,000	5,000	0	0
Lyndin Daly 47 Arthur Joseph Dr. Fall River, NS B2T 1E8	5,000	5,000	0	0

Stephanie D’Obrenan RR#2 Treton Site 8 Box 10 Newglasgow, NS B0K 1X0	40,000	40,000	0	0
Monica Donelle 108-67 Stratford Way Halifax, NS B35 1H1	50,000	50,000	0	0
Amanda Doyle 5269 South St. Apt #3B Halifax, NS B3J 1A3	50,000	50,000	0	0
Tommy Hartlin 961 South Bland St. Halifax, NS B3H 4M6	5,000	5,000	0	0
Trevor Hartlin 961 South Bland St. Halifax, NS B3H 4M6	5,000	5,000	0	0
Perry Harvey 5725 Inglis St. Apt 10 Halifax, NS B3J 1A3	5,000	5,000	0	0
Patrick Hemsworth 3129 Mayfield Ave. Halifax, NS B3L 4B3	50,000	50,000	0	0
Sydney Jardine 5 Wenlock Grove Halifax, NS B3P 3C2	5,000	5,000	0	0
Jess Lazzari 1617 Acadia Drive Saskatoon, SK S7H 5K7	50,000	50,000	0	0
Timothy Leblanc 1333 South Park St. Apt. 1403 Halifax, NS B35 2K9	40,000	40,000	0	0
Eddie Lemoine 224 Noins Mill Drive Bedford, NS B4A 3W7	5,000	5,000	0	0
Jamie MacDow 201 Chain Lake Dr. #9 Halifax, NS B3S 1C8	5,000	5,000	0	0
Nancy McPhee 243 Silvergrove Pl. NW Calgary, AB T3B 4T5	50,000	50,000	0	0

Chris Meisner RR#1 Lunenburg 800 Blue Rock Road Lunenburg, NS B0J 2C0	5,000	5,000	0	0
Garth Melrose 136 Hawkview Manor Circle NW Calgary, AB T3G 2Z8	50,000	50,000	0	0
Greg Mophat 280 Hawkview Manor Circle Calgary, AB T3G 3E4	50,000	50,000	0	0
Stephanie Murray 1683 Henry St. Halifax, NS	40,000	40,000	0	0
Andrew Nahas 344 Purcells Cove Rd. Halifax, NS B3P 1C7	40,000	40,000	0	0
Fraser O’Neill 16.9 Loyola Res Saint Mary’s University Halifax, NS B3H 3C3	40,000	40,000	0	0
Blake Sampson 625 Bedford Highway Halifax, NS B3M 2L6	5,000	5,000	0	0
Danielle Shortall 584 Old Windsor Hwy Mt. Uniacke, NS B0N	5,000	5,000	0	0
Chad Smith 5269 South St. Halifax, NS B3J 1A3	5,000	5,000	0	0
Neil Spencer 90 Spencer Drive Windsor, NS B0M 2T0	50,000	50,000	0	0
Marc Strong 3591 Leaman St. Halifax, NS B3K 3Z8	40,000	40,000	0	0
Erin Stroud 1060 Bland Street Halifax, NS B3H 8S2	40,000	40,000	0	0
Ashlea Thompson 5364 Morris St. Apt 203 Halifax, NS B3J 1B5	50,000	50,000	0	0

Victoria Thompson 65 Devonport Ave. Full River, NS B2T 1A4	40,000	40,000	0	0
Jaqueline Twohig 2225 Monastory Ln #408 Halifax, NS B3L 4R1	5,000	5,000	0	0
Zackary Verdun 5324 Morris St Halifax, NS B3J 1B8	5,000	5,000	0	0

Except for the following, none of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or directors; or (3) are broker-dealers or affiliate of broker-dealers.

▪	Nancy McPhee is the mother of Travis McPhee, our President and director.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

We intend to contact an authorized Over-The-Counter Bulletin Board market-maker for sponsorship of our securities on the Over-The-Counter Bulletin Board. Currently, we or anyone acting on our behalf has requested or encouraged any broker-dealer to act as a market-maker for our securities. The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock become quoted on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;
2.	a price related to such prevailing market price of our common stock, or;
3.	such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.
We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Cane Clark, LLP, located at 3273 E. Warm Springs, Las Vegas, NV 89120.

Directors, Executive Officers, Promoters and Control Persons

Our sole executive officer and director and his respective age as of May 31, 2007 is as follows:

Name	Age	Position Held with the Company
Travis McPhee 5254 Green St., Suite #10 Halifax, Nova Scotia, Canada B3H 1N7	23	President, Secretary, Treasurer, and Director

Set forth below is a brief description of the background and business experience of our sole executive officer and director.

Travis McPhee is our sole officer and director. Mr. McPhee obtained a Bachelor of Commerce, along with the Canadian Securities Course Designation, from Saint Mary’s University, in Halifax Nova Scotia, in 2007. Travis graduated with a major in finance while also managing a stock portfolio with a small group of students. Travis was the portfolio manager responsible for the energy sector. During this time Travis was able to achieve higher returns than the Canadian energy index. From 2004 to 2005, Mr. McPhee worked as a roughneck on a single coil-tubing oil rig. Prior to that, Mr. McPhee has had significant exposure to the oil industry through his father, David McPhee, who owns and operates a large oil company, Conquest Energy Services, based out of Calgary, Alberta.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We do not currently have any significant employees aside from Mr. McPhee.

We conduct our business through agreements with consultants and arms-length third parties. Current arrangements in place include the following:

1.	Written agreements with our suppliers to provide their products to us at their respective and customary wholesale rates upon request.

2.	Verbal agreements with our accountants to perform requested financial accounting services.

3.	Verbal agreements with auditors to perform audit functions at their respective normal and customary rates.

We understand that enforcing verbal relationships is difficult and less preferred than having written agreements where the terms and conditions are set forth clearly. At this stage of our existence, however, we choose not to draft documents to memorialize some of our arrangements, since we cannot afford involving counsel at expensive rates. We do and will use written arrangements and counsel advice to the extent financially permissible.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of May 31, 2007, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Name and Address of Beneficial Owners of Common Stock[1]	Title of Class	Amount and Nature of Beneficial Ownership	% of Common Stock[2]
Travis McPhee 5254 Green St., Suite #10 Halifax, Nova Scotia, Canada B3H 1N7	Common Stock	2,500,000	71.4%
DIRECTORS AND OFFICERS - TOTAL		2,500,000	71.4%

5% SHAREHOLDERS
NONE	Common Stock	NONE	NONE

1.
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

2.	The percentage shown is based on denominator of 3,500,000 shares of common stock issued and outstanding for the company as of May 31, 2007.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of May 31, 2007, there were 3,500,000 shares of our common stock issued and outstanding. Our shares are held by forty-one (41) stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality)

of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Transfer Agent

We appointed Empire Stock Transfer, Inc. of Las Vegas, Nevada, as our transfer agent.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

Schumacher & Associates, Inc., of Denver, Colorado has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Schumacher & Associates, Inc. has presented their report with respect to our audited financial statements. The report of Schumacher & Associates, Inc. is included in reliance upon their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated as Roughneck Supplies, Inc. (“Roughneck”) in the State of Nevada on February 22, 2007. We are engaged in the business of marketing and retailing oil and gas drilling supply products. Our products include drill bits, hand tools, safety equipment, work wear, industrial cleaning products, and lubrication fluids used in the drilling process. We intend to sell our products to oil and gas drilling companies and to Field Workers in that industry.

Our products are marketed and sold through our printed catalog, through our toll-free phone line, and through our online store at www.RoughneckSupplies.com. We do not carry an inventory of products. Instead we form distribution agreements with manufacturers and suppliers whereby our suppliers agree to package products in our proprietary packaging and ship them directly to our customers. We facilitate the sale of products to our customers and the purchase of those products from our suppliers, acting as a marketing agent.

Our offices are located at 5254 Green Street, Suite #10, Halifax, Nova Scotia, B3H 1N7, and our telephone number is 1-800-471-6889. Our Internet Site can be found at www.RoughneckSupplies.com. Information contained on our Web Site is not part of this prospectus. Travis McPhee, our President and director may be described as a “promoter” as defined in Rule 405 of the Securities Act by virtue of his role in founding and organizing our company.

Description of Business

Company Overview

We are engaged in the business of marketing and retailing oil and gas drilling supply products. Our products include drill bits, hand tools, safety equipment, work wear, industrial cleaning products, and lubrication fluids used in the drilling process. We intend to sell our products to oil and gas drilling companies and to Field Workers in that industry.

Our products are marketed and sold through our printed catalog, through our toll-free phone line, and through our online store at www.RoughneckSupplies.com. We do not carry an inventory of products. Instead we form distribution agreements with manufacturers and suppliers whereby our suppliers agree to package products in our proprietary packaging and ship them directly to our customers. We facilitate the sale of products to our customers and the purchase of those products from our suppliers, acting as a marketing agent.

We plan to generate two separate revenue streams through our business operations. First, we will act as a marketing and sales agent by facilitating the sale of products to our customers. Our prices will reflect a retail markup over our suppliers’ wholesale prices, and that retail markup reflects the net revenue stream from our retail sales. We will collect money from the sale, pay our suppliers their wholesale rate for the products, and our suppliers will ship the products directly to our customers.

Our second anticipated source of revenue will be through the sale of advertising space on our Web Site. The amount of revenue generated through advertising revenue will be a factor of the level of traffic we are able to drive to our Site.

The supply of oil and gas drilling supply products is currently highly decentralized, requiring oil and gas companies and Field Workers to go through multiple manufacturers, distributors, and dealers to obtain tools, safety gear, specialized clothing and other general products commonly used in connection with their occupational practice. We intend to centralize the availability of such products by offering a broad range of oil field products through one single company - available though both our catalog and Web Site. We believe this will add efficiency and convenience to the purchasing and supply process for oil and gas companies and their employees, which we anticipate will give us a competitive advantage in the marketplace for the sale of these products.

We were formed as a Nevada corporation on February 22, 2007. We maintain our principal executive offices at 5254 Green Street, Suite #10, Halifax, Nova Scotia, B3H 1N7, and our telephone number is 1-800-471-6889.

Description of our products

We are engaged in the business of marketing and selling oil and gas drilling supply products to companies and individuals within the oil and gas industry. We anticipate that these products will include drill bits, hand tools, safety equipment, work wear, industrial cleaning products, and lubrication fluids used in the drilling process. We are actively seeking to enter into distribution agreements with manufacturers and other wholesale suppliers of these products.

On June 21, 2007, our company entered into a distribution agreement with Bell Industries (See Exhibit 10.1). This agreement provides our company with the rights to offer the products of Bell Industries for sale through our Web Site, printed catalog, and toll free phone line.

We currently have verbal distribution agreements with Solo Horton Brushes, Inc. and Atlantic Hard Chrome, and are pursuing written agreements with these parties. We are also currently in the process of negotiating similar distribution agreements with other companies that manufacture products for the oil and gas industry

Description of our online offerings

Our Web Site was launched during June of 2007. In addition to containing our online product catalog, our Web Site includes valuable industry-related content and a private interactive section. Visitors can sign up for a free membership account, which provides access to our industry discussion boards, job boards, and industry-related informational articles. The industry discussion boards allow workers in the industry to communicate and share information. The job boards offer companies within the industry the opportunity to post their employment openings as a recruiting tool. As of July 23, 2007, one company within the industry has committed to using our Web Site as a tool to recruit future employees by posting their job openings on our job board. We believe the above-mentioned online resources will be valuable to those within the industry, and will therefore serve to drive traffic to our Web Site.

As a secondary source of revenue, we plan to sell online advertising space on our Web Site. Display advertising opportunities have been integrated throughout our Web Site, providing marketing professionals the ability to deliver targeted online advertising messages utilizing a variety of sizes and formats. We anticipate that our ability to sell such online advertising will be directly impacted by the level of traffic experienced by our Web Site. In order to increase Web Site traffic, we have developed the above mentioned industry discussion boards, job boards, and industry news and information articles.

Revenue Streams

We currently anticipate two sources of revenue:

1.	Income derived from the sale of products related to the oil and gas industry; and
2.	Income derived from the sale of advertising space on our Web Site.

Retail Markup

We seek to enter into distribution agreements with manufacturers and suppliers that agree to ship products directly to our customers in our proprietary packaging. We facilitate the sale of products to our customers and the purchase of those products from our suppliers, acting as a marketing agent. We market and sell these products through our printed catalog, through our toll free phone line, and through our online store on our Web Site. When a customer purchases one of our products through any of our three sales channels, we bill the customer our retail price, which is the sum of our supplier’s predetermined wholesale price for that product plus our own percentage-based retail markup. Our supplier then packages that product, using Roughneck packaging we provide them, and ships the product directly to our customer. We earn revenue equal to the sales price of the product, although that is offset immediately by the cost of goods to us from the supplier. Our sales price is determined by considering the price our supplier charges us for a particular product, the price range for similar products available in the market place, and feedback we receive from our customers and suppliers.

Sale of Advertising Space on our Web Site

We have placed space for advertising banners on every page of our Web Site. We plan on selling this online advertising space as a means of generating revenue. We anticipate that our ability to sell such ads will be affected by our Web Site traffic, measured by the number of people that visit our Web Site on a daily basis. In order to drive traffic to our Web Site, we have developed industry discussion boards, job boards, industry news, and informational articles. We believe the above-mentioned online resources will be valuable to those within the industry, and thus increase the traffic to our Web Site, improving our ability to sell advertising space for premium rates on our Web Site.

Distribution Channels

We have three main channels for the sale and distribution of our products:

1.	Through our printed catalog;
2.	Through our toll free phone line;
3.	Through our online store on our Web Site.

Printed Catalog

We intend to develop and print a paper catalog based upon the design and content of our online store, mailing copies to our customers and potential customers quarterly. Customers can use our toll free phone line or our Web Site to place orders for items they find in the printed catalog. We will obtain initial mailing lists for our catalogs by purchasing them through mailing list suppliers who can provide such lists based upon industry involvement. Subsequent lists will be supplemented by addresses provided by customers who make purchases from us.

Toll free phone line - 1-800-471-6889

Customers can choose to place their order through our 1-800 toll free phone line. Callers place an order by providing the product name or product number found in both our printed and online product catalogs. Orders made through our toll free phone line are charged to the credit card provided to us by the caller. We are using the credit card billing service PayPal to conduct all telephone sales transactions.

Online Store - www.RoughneckSupplies.com

Products we offer are displayed in an online catalog on our Web Site. Visitors can view our entire selection through the online catalog, add desired products to their virtual shopping cart, and then complete their purchase by charging a major credit card. We are using the credit card billing service PayPal to conduct all online sales transactions.

Strategy

Our company’s long-term business strategy is designed to capitalize on the current decentralization we perceive within the oil and gas drilling supplies sector. Our goal is to grow our company by expanding the reach of our product sales channels, by forming relationships with companies who supply products that fit our business model, and by further developing content on our Web Site.

Marketing

We intend to market our products both to oil and gas drilling companies and directly to Field Workers in that industry. Our initial marketing plan involves mailing one-page printed flyers to Field Workers and companies involved in the oil and gas drilling industry. We will also send promotional emails to those same individuals, attempting to generate interest and create brand awareness. Initially, we will be relying on Mr. McPhee’s personal contacts within the oil and gas industry to market our Web Site and associated products. To date, we have generated a short list of industry contacts, which we plan on utilizing in our marketing efforts.

Our on-going sales and marketing strategy will be to develop relationships and build contacts with influential industry decision makers, such as the management personnel of drilling companies, field managers, and oil rig managers. We hope to be able to position our Web Site in such a way that companies will find it beneficial to post our Web Site flyer in their lunch rooms and employee common areas. Along with sending out printed flyers and promotional emails, our initial marketing plans include purchasing Google search ads and banner advertisements on industry-specific third party Web Sites.

We plan to conduct a significant amount of in-house marketing, promoting our business, our Site, and our products to existing customers. Visitors who choose to sign up for a membership account on our Web Site will be sent a weekly email newsletter containing valuable information, such as rig reports, along with one of our featured product listings. We believe that by adding useful content and services, such as discussion boards, job boards, and industry related articles, we are developing a ready market for our products.

Furthermore, our Web Site is being designed in such a manner that search engine hits will be maximized when consumers enter certain phrases into Internet search engines, such as “Roughneck Supplies,” “Rig Supplies,” “Oil Rig Jobs,” “Oil Rigs,” etc).

Intellectual Property

Our business depends, in part, on the protection of our intellectual property, including our business name, logo, and distinctive branding. We have not taken any measures to protect our intellectual property to this point, so there are no legal barriers to prevent others from using what we regard as our intellectual property. In the future we may decide to file a trademark application to protect our brand, but we cannot guarantee the success of this application. In addition, the laws of some foreign countries do not protect intellectual property to the same extent as the laws of Canada and the United States, which could increase the likelihood of misappropriation. Furthermore, other companies could develop similar or superior trademarks without violating our intellectual property rights. If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome, disruptive and expensive, and distract the attention of management, and there can be no assurance that we would prevail. We currently own two domain names, Roughnecker.com and RoughneckSupplies.com, and have successfully developed a corporate logo and branding strategy.

Competition

The oil and gas drilling supplies industry can be categorized as highly competitive. There are a large number of established firms that currently sell products similar to ours, aimed at a target market similar to ours. Many of these established distributors have representatives in the field who have established relationships within the industry. In some cases, competitors have exclusivity agreements to supply certain drilling rig companies. A number of manufacturers for the types of products we offer already sell their products directly to the consumer. These highly competitive market conditions may make it difficult for our company to succeed in this market. Five of our most established competitors are:

•	Derrick Services, Ltd. offers large oil field equipment to oil and gas industry companies. They do not offer products aimed at individuals, and customers cannot make purchases online;
•	Helly Hansen offers warm, weather-resistant clothing for individual field workers, but customers cannot make purchases online. They are instead directed to retail locations;
•
Elk River, Inc. offers safety equipment for field workers, particularly those who require equipment to protect them from falls while working in elevated locations. Again, customers cannot make purchases online. They are directed to a toll-free number where they can make their purchases from the online or print catalog;

•
Warrior Supply, Inc. offers customers a wide array of supplies for use by corporations, managers, and individual field workers in the oil and gas industry. Their online catalog does not have a graphical interface, requiring users to find items through a downloadable list in pdf format. Customers cannot order online, but are required to call a toll number to the retail location in Texas to place orders; and

•
Synergy Oil & Gas International, Inc. provides a significant number of products relative to the oil and gas industry, from drilling rigs and chemicals to personal safety gear. Customers are required to contact a sales representative at Synergy via email, mail, or international telephone call in order to make a purchase. No online purchases are available.

Government Regulation

Government regulation and compliance with environmental laws do not have a material effect on our business.

Employees

We have no employees other than our sole officer and director of our company as of the date of this prospectus. As needed from time to time, we may pay for the services of independent contractors such as web designers and commissioned sales people.

Description of Property

We do not lease or own any real property. We maintain our corporate office at 5254 Green Street, Suite #10, Halifax, Nova Scotia, B3H 1N7. This office space is being provided free of charge by our president, Travis McPhee. The fair value of the office and warehouse space provided by Travis McPhee is estimated at $500 per month. While limited in size, our present corporate office provides facilities suited to our current operations. This arrangement provides us with the office space necessary to process necessary paper work while providing telephone, fax and mailing facilities. As our business operations grow, it may be necessary for us to seek additional office space.

Plan of Operation

This prospectus contains forward-looking statements that involve risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included in this prospectus.

Plan of Operation in the Next Twelve Months

We plan to build a solid base of operations and expand our business operations slowly over the next twelve months by utilizing funds acquired through equity offerings. Moving forward, we expect to generate revenue from two sources: through the sale of products related to the oil and gas industry, which we sell through our Web Site, toll free phone line, and printed catalogue; and the sale of advertising space on our Web Site. We anticipate that our administrative expenses will not exceed approximately $3,000 over the next twelve months.

We expect that Travis McPhee, who does not currently draw a salary, will be generating our sales over the coming year. Sales campaigns will be conducted principally through the use of the Internet, direct mail, e-mail, and telephone. Personal contact will be made where prospective advertisers have offices or representatives near Halifax where we maintain our corporate office. On occasion, Mr. McPhee, may incur some travel expenses, but we do not anticipate that such expenses, if incurred at all, will exceed $2,500 for the next 12 months. Our plan of operations for the next twelve months is designed to focus our development activities around three main areas vital to our business plan, which include: offering new products for sale, developing our Web Site, and general marketing.

Offering New Products

Over the next twelve months, we intend to seek distribution agreements with suppliers of drilling supply products, allowing us to offer a number of new products for sale through our three distribution channels. We will utilize the network of contacts which has been established by our President, Travis McPhee, in order to develop opportunities to acquire new products for distribution.

As of the date of this registration statement, we have a written distribution agreement with one supplier, Bell Industries, and we are engaged in discussions with two other companies who manufacture or supply tools, clothing, and other accessories for the oil and gas industry. They are Solo Horton Brushes, Inc. and Atlantic Hard Chrome. These companies have expressed interest in forming a distribution partnership with our company, and have entered into verbal distribution agreements with us. We anticipate entering into written distribution agreements with them and offering their products to our customers in the next twelve months.

We intend to contact manufacturers and suppliers who we have already identified as suitable partners through an analysis of their products, wholesale pricing, and corporate stability, as well as our customers’ needs. We will seek to persuade potential suppliers of the benefits of supplying their products to us. We don’t anticipate that we will incur any significant expenses seeking out new suppliers and new products. It is anticipated that producing and distributing Roughneck Supplies product packaging, which will be used by the manufacturers and suppliers of the products we sell over the next twelve months, will cost a total of C$1,000 (approximately $920).

Developing Our Web Site

Over the next twelve months we intend to develop new content for our Web Site. We plan to focus on adding new discussion boards, job listings, and industry articles. We also plan on improving the features and functionality of our Web Site. Planned upgrades include streamlining our online sales transaction process, improving data security measures, and further developing our online product catalog. We expect our planned Web Site upgrades to increase gross traffic to our Web Site, as well as increase the number of visitors who sign up for online accounts through our Web Site each month. To accomplish these goals, our company has engaged an independent contractor to perform web design services, as we require. We have incurred approximately C$2,000 (approximately $1,800) in Web Site development expenses as of July 1, 2007. We expect to incur an additional C$3,000 (approximately $2,760) in Web Site development expenses over the next twelve months. We expect to spend a total of approximately $600 over the next twelve months for web hosting services.

Online Advertising Sales

We intend to expand our Internet advertising business by forming relationships with and providing exceptional customer service to potential advertisers. As an on-going process over the next twelve months, we will market our online advertising services to companies that we believe will benefit from advertising to our Web Site visitors. We plan on generating sales leads for online advertising by sending a detailed marketing package to companies that we decide to target, based upon their involvement in the oil and gas industry, corporate goals, and Internet presence. We will then follow up with telephone sales calls. Our President, Travis McPhee, is responsible for marketing and selling our online advertising services. Therefore, we don’t anticipate that we will incur any significant expenses in marketing and selling these services during the next twelve months.

Marketing

Over the next twelve months, we plan to launch a direct marketing campaign, utilizing the telephone, email and direct mail as tools in that campaign. We will target oil and gas industry Field Workers - the individuals who are most likely to have a need for the products we offer through our printed and online catalogs, and the individuals who are most likely to benefit from the job postings, articles, and bulletin boards available on our Web Site.

We will also send printed flyers promoting the benefits of our Web Site to companies in the oil and gas drilling industry. Our goal is to convince human resources and operational managers of the benefits of our Web Site for their employees. We will follow up with personal telephone calls to these decision makers, encouraging them to post the flyers promoting our Web Site in their lunchrooms and employee common areas.

To reach these industry workers, managers, and other corporate personnel, we will be relying on the personal and professional contacts of our President, Travis McPhee. We expect to spend a total of approximately $1,500 over the next twelve months on directing marketing campaigns. We also plan to launch various Internet marketing campaigns by placing banner advertising on industry-specific third party Web Sites, purchasing Google search ads, and using mass email services to reach industry groups. We expect to spend an additional $1,500 over the next twelve months on these Internet marketing campaigns.

Off Balance Sheet Transactions

We have had no off balance sheet transactions.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Results of Operations for the Period from February 22, 2007 (Date of Inception) until May 31, 2007

We generated no revenue for the period from February 22, 2007 (Date of Inception) until May 31, 2007. Our Operating Expenses during this period equaled $32,966, consisting of $31,000 in Professional Fees, $626 in General and Administrative Expenses, and $1,340 in Marketing and Promotion Expenses. We, therefore, recorded a net loss of $32,966 for the period from February 22, 2007 (Date of Inception) until May 31, 2007. Our operating expenses are primarily attributable to professional fees associated with the initial development of our business, legal expenses, and consulting fees.

We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to expenses to implement our business plan, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of May 31, 2007, we had total current assets of $74,034, consisting entirely of Cash. Our total current liabilities as of May 31, 2007 were $32,000. Thus, we have working capital of $42,034 as of May 31, 2007.

Operating activities used $966 in cash for the period from February 22, 2007 (Date of Inception) until May 31, 2007. Our net loss of $32,966 was the primary component of our negative operating cash flow, offset by a net change of $32,000 in operating assets and liabilities. Investing Activities and Financing Activities during the period from February 22, 2007 (Date of Inception) until May 31, 2007 neither used nor generated any cash during the period.

As demonstrated above, we expect to spend less than $15,000 to implement our business plan over the coming year. Our accounting, legal and administrative expenses for the next twelve months are anticipated to be $30,000. As of May 31, 2007, we had $74,034 in cash, and a working capital position of $42,034.

As of May 31, 2007, we believe we do not have sufficient cash to operate our business at the current level for the next twelve months. We need to raise additional capital to achieve our business goals and to continue operations for the next twelve months. Additionally, if management believes it is appropriate to begin a program of rapid expansion, we believe we will need up to $75,000, and we will therefore have insufficient cash to operate our business at the expanded level for the next twelve months. We plan on obtaining operating capital from our own available funds and anticipated revenues, but we expect to be able to raise capital through the sale of our common stock if business revenues are not available to pay necessary expenses.

Although our principal has no legal obligation to infuse additional capital, it is anticipated that our principal will do so as reasonably necessary by providing short-term demand loans carrying a market interest rate should it become necessary to do so. We may have to raise additional capital following the completion of this registration statement in the form of private equity securities to meet our financial requirements over the next twelve months. We believe that it will be easier to raise the requisite financing once we become a reporting company and our stock is traded on a readily accessible exchange or national quotation system. We believe this because investors generally feel more comfortable with investments in which there are periodic and complete reports filed with the SEC. In addition, investors put more value on investments in securities of a company for which they have a readily accessible market to sell their securities. We plan to be quoted on the over-the-counter bulletin board upon effectiveness of this registration statement in order to provide this benefit to investors, but we can provide no assurance that our stock will be quoted on the over-the-counter bulletin. In addition, a market for our common stock may never develop. In the event we are not able to obtain financing within the next twelve months, our operations will be limited.

Going Concern

We have experienced losses since our inception of $32,966 as of May 31, 2007 and have no operating revenues. As of May 31, 2007, we had a total of $74,034 in cash; however, this amount may be insufficient to sustain operations over the course of the next year. Our accountants feel and have stated that these factors raise substantial doubt about our ability to continue as a going concern. They have stated that our ability to meet our commitments as they become payable is dependent on our ability to execute our plan to establish a customer base, obtain customers that make purchases, and to obtain necessary financing or achieve a profitable level of operations. There are no assurances that we will be successful in achieving these goals.

Off Balance Sheet Arrangements

As of May 31, 2007, there were no off balance sheet arrangements.

Certain Relationships and Related Transactions

Except as provided below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

We issued 2,500,000 shares of common stock on March 22, 2007 to Travis McPhee, our president. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.01 per share, for total proceeds of $25,000. The 2,500,000 shares of common stock are restricted shares as defined in the Securities Act.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have forty-one (41) holders of record of our common stock.

Rule 144 Shares
None of our common stock is currently available for resale to the public under Rule 144.

Of the shares being registered, 1,000,000 shares held by forty shareholders will be available for resale from March 2008 through May 2008, depending on exactly when they purchased their shares, all in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

Mr. Travis McPhee, as an affiliate, will be able to sell his shares, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933, starting in March of 2008.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 35,000 shares as of the date of this prospectus, or;
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our sole executive officer for all services rendered in all capacities to us for our fiscal year ending December 31, 2007 through the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Travis McPhee President, Secretary, Treasurer, and Director	2007	0	0	0	0	0	0	0

Although we do not currently compensate our officers, we reserve the right to provide compensation at some time in the future. Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further business purposes.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our sole director for all services rendered in all capacities to us for our fiscal year ending December 31, 2007 through the date of this prospectus.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Travis McPhee	0	0	0	0	0	0	0

We do not intend on compensating our directors for their services.

40

Financial Statements

Index to Financial Statements:

Audited financial statements for the period from February 22, 2007 (Date of Inception) through May 31, 2007:

F-1	Report of Independent Registered Public Accounting Firm

F-2	Balance Sheet as of May 31, 2006

F-3	Cumulative Income Statement for the period from February 22, 2007 (Date of Inception) through May 31, 2007

F-4	Cumulative Statement of Cash Flows for the period from February 22, 2007 (Date of Inception) through May 31, 2007

F-5	Statements of Stockholders’ Equity for the period from February 22, 2007 (Date of Inception) through May 31, 2007

F-6	Notes to Financial Statements

41

Report of Independent Registered Public Accounting Firm

Board of Directors
Roughneck Supplies Inc.

We have audited the accompanying Balance Sheet of Roughneck Supplies Inc.. (A Development Stage Company) as of May 31, 2007 and the related Consolidated Statements of Operations, stockholders’ equity, and cash flows for the period from February 22, 2007 (date of inception) to May 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the Financial Statements referred to above present fairly, in all material respects, the financial position of Roughneck Supplies Inc.. (A Development Stage Company) as of May 31, 2007 and the results of its operations, stockholders’ equity, and its cash flows for the period from February 22, 2007 (date of inception) to May 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2, the Company has experienced losses since its inception and has no operating revenues, which raises substantial doubt about the Company’s ability to continue as a going concern. Management's plan in regard to this matter is also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Schumacher & Associates, Inc.

Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, Colorado 80211

August 9, 2007

Roughneck Supplies, Inc.
(A Development Stage Company)
BALANCE SHEET
(Expressed in US Dollars)

Note 2 - Basis of Presentation - Going Concern
May 31, 2007
ASSETS

CURRENT ASSETS
Cash	$74,034

Total Current Assets	74,034

TOTAL ASSETS	$74,034

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accrued Liabilities	$32,000

Total Current Liabilities	32,000

COMMITMENTS & CONTINGENCIES (Note 1, 2, and 4)

STOCKHOLDERS' EQUITY
Common Stock (Note 1)
Authorized 50,000,000 shares at par value of $0.001 each Issued and Outstanding 3,500,000 shares	3,500
Additional Paid-In Capital	71,500
Accumulated Deficit during Development Stage	(32,966)

Total Stockholders' Equity	42,034

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$74,034

The accompanying notes to the financial statements are an integral part of these statements

Roughneck Supplies, Inc.
(A Development Stage Company)
INCOME STATEMENT
(Expressed in US Dollars)

Cumulative From Feb 22, 2007 (Date of Inception) to May 31, 2007

Revenue
Sales and Services	$-

Total Revenue	-

Operating Expenses
General and Administative	626
Marketing and Promotion	1,340
Professional Fees	31,000

Total Operating Expenses	32,966

Net (Loss)	$(32,966)

Net Loss Per Common Share - Basic and Fully Diluted:
Net Loss for the Period	$(0.02)

Weighted Average Number of Common Stock Outstanding	2,109,904

The accompanying notes to the financial statements are an integral part of these statements

Roughneck Supplies, Inc.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
(Expressed in US Dollars)

Cumulative From Feb 22, 2007 (Date of Inception) to May 31, 2007

Cash flows from operating activities:

Net (Loss)	$(32,966)
Adjustments to reconcile net loss to net cash used in operating activities:
Net change in operating assets and liabilities:	-
Other current liabilities	32,000
Net cash flows provided by operating activities	(966)

Cash flows from investing activities:
Net cash (used in) investing activities	-
Net cash flows used by investing activities	-

Cash flows from financing activities:
Issues of shares	75,000
Net cash flows used by financing activities	75,000

Increase in cash	74,034

Cash, beginning of period	0
Cash, end of period	$74,034

The accompanying notes to the financial statements are an integral part of these statements

Roughneck Supplies, Inc.
(A Development Stage Company)
STATEMENTS OF CHANGES SHAREHOLDER EQUITY
(Expressed in US Dollars)

	Common Stock	Amount	Additional Paid-in Capital	Deficit Accumulated During Development Stage from Inception to May 31, 2007	Shareholders' Equity
Beginning Balance	-	$-	$-	$-	$-

Shares issued at $0.01 per share pursuant to subscription on March 22, 2007	2,500,000	2,500	22,500	-	25,000
Shares issued at $0.05 per share pursuant to subscription on May 31, 2007	1,000,000	1,000	49,000	-	50,000

Accumulated deficit during development stage				(32,966)	(32,966)

Balance May 31, 2007	3,500,000	$3,500	$71,500	$(32,966)	$42,034

The accompanying notes to the financial statements are an integral part of these statements

ROUGHNECK SUPPLIES, INC.
NOTES TO FINANCIAL STATEMENTS
(A Development Stage Company)
May 31, 2007
(Expressed in US Dollars)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Roughneck Supplies, Inc. (the “Company”) was incorporated in the State of Nevada on February 22, 2007. The Company plans to sell oil and gas drilling supply products; a category of goods that typically includes: drill bits, hand tools, safety equipment, work wear, industrial cleaning products, and lubrication fluids used in the drilling process. The Company intends to provide credit in the normal course of business to its customers and perform ongoing credit evaluations of those customers. It will maintain allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and/or other information.

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at May 31, 2007, the Company did not have any cash equivalents.

Asset Retirement Obligations

The Company has adopted SFAS No. 143, Accounting for Asset Retirement Obligations which requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. The Company has not incurred any asset retirement obligations as of May 31, 2007.

Foreign Currency

The operations of the Company are located in Canada. The Company maintains a US dollar bank account(s). The functional currency is the US Dollar. Transactions in foreign currencies other than the functional currency, if any, are remeasured into the functional currency at the rate in effect at the time of the transaction. Remeasurement gains and losses that arise from exchange rate fluctuations are included in income or loss from operations.

Use of Estimates

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

Loss Per Share

Basic earnings (loss) per share of common stock are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share are equal to the basic loss per share for the year ended May 31, 2007 because there are no common stock equivalents outstanding.

ROUGHNECK SUPPLIES, INC.
NOTES TO FINANCIAL STATEMENTS
(A Development Stage Company)
May 31, 2007
(Expressed in US Dollars)

Fair Value of Financial Instruments

The carrying value of cash and accrual liabilities at May 31, 2007 reflected in these financial statements approximates their fair value due to the short-term maturity of the instruments.

Income Taxes

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes.” The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Development Stage

The Company entered the development stage upon its inception in the current year. Accordingly, income and expenses for the current year and cash flow for the current year equal income and expenses and cash flow on a cumulative basis since inception.

Impairment of Long-Lived Assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operation cash flows in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets. If impairment is deemed to exist, the asset will be written down to its fair value. Fair value is generally determined using a discounted cash flow analysis. As of May 31, 2007, the Company does not believe any adjustment for impairment is required.

Concentrations

The Company has only a limited operating history, and its growth strategy is dependent upon its ability to obtain customers. The Company’s success depends largely upon the efforts, abilities, and decision-making of its sole officer and director. Management has negotiated one supplier agreement to date, interruptions in or non-performance by this supplier can adversely affect the company’s operations.

New Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently reviewing the effect, if any, that this new pronouncement will have on its financial statements.

FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The new FASB standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The evaluation of a tax position in accordance with FIN

ROUGHNECK SUPPLIES, INC.
NOTES TO FINANCIAL STATEMENTS
(A Development Stage Company)
May 31, 2007
(Expressed in US Dollars)

48 is a two-step process. The first step is a recognition process whereby the enterprise determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In evaluating whether a tax position has met the more-likely-than-not recognition threshold, the enterprise should presume that the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information. The second step is a measurement process whereby a tax position that meets the more-likely-than-not recognition threshold is calculated to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. Earlier application is permitted as long as the enterprise has not yet issued financial statements, including interim financial statements, in the period of adoption. The provisions of FIN 48 are to be applied to all tax positions upon initial adoption of this standard. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption of FIN 48. The cumulative effect of applying the provisions of FIN 48 should be reported as an adjustment to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that fiscal year. We are currently evaluating the statement and have not yet determined the impact of such on our financial statements.

SFAS No. 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4 (“SFAS 151”). In November 2004, the FASB issued SFAS 151 which amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing.” ARB No. 43 previously required that certain costs associated with inventory be treated as current period charges if they were determined to be so abnormal as to warrant it. SFAS 151 amends this removing the so abnormal requirement and stating that unallocated overhead costs and other items such as abnormal handling costs and amounts of wasted materials (spoilage) require treatment as current period charges rather than a portion of inventory cost. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted. The provisions of this statement need not be applied to immaterial items. We do not allocate overhead costs to inventory and management has determined that there are no other material items which require the application of SFAS 151.

There were various other accounting standards and interpretations issued during 2006 or to May 31, 2007, none of which are expected to have a material impact on the Company’s financial position, operations or cash flows.

2.  BASIS OF PRESENTATION - GOING CONCERN

These consolidated financial statements have been prepared on a going-concern basis which assumes that the Company will be able to realize assets and discharge liabilities in the normal course of business for the foreseeable future.

The Company has experienced losses since it’s inception of $32,966 as of May 31, 2007 and has no operating revenues. As of May 31, 2007, the Company had a total of $74,034 in cash; however, this amount may be insufficient to sustain operations over the course of the next year. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to meet its commitments as they become payable is dependent on the ability of the Company to execute its plan to establish a customer base, obtain customers that

ROUGHNECK SUPPLIES, INC.
NOTES TO FINANCIAL STATEMENTS
(A Development Stage Company)
May 31, 2007
(Expressed in US Dollars)

make purchases, and to obtain necessary financing or achieve a profitable level of operations. There are no assurances that the Company will be successful in achieving these goals.

These financial statements do not give effect to adjustments to the amounts and classifications to assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

3.  COMMON STOCK

On March 1, 2007, the number of authorized shares of common stock was increased from 1,000 to 50,000,000 shares.

On March 22, 2007, the Company issued 2,500,000 shares at $0.01 per share to its founder and CEO in return for total proceeds of $25,000.

During March 23 to May 31, 2007, the Company issued 1,000,000 shares to 40 individuals pursuant to subscriptions for $0.05 per share in return for total proceeds of $50,000.

4.  INCOME TAXES

The Company is subject to United States income. The Company had no income tax expense during the reported period due to net operating losses.

A reconciliation of income tax expense to the amount computed at the statutory rates is as follows:

Loss for the year	$(32,966)
Average statutory tax rate	35%

Expected income tax provision	(11,538)
Unrecognized tax losses	11,538

Income tax expense	$0

Significant components of deferred income tax assets are as follows:

Net operating losses carried forward in United States	$32,966
Valuation allowance	(32,966)

Net deferred income tax assets	$0

The Company has net operating losses carried forward of $32,966 for United States tax purposes which will expire in 2027 if not utilized. A valuation allowance has been established for this amount.

5.  COMMITMENTS & CONTINGENCIES

As of May 31, 2007, the Company has accrued for certain liabilities for future expenditures.

6.  RELATED PARTY TRANSACTIONS

As of May 31, 2007, the sole officer and director of the Company owns 71% of the outstanding shares of the Company.

ROUGHNECK SUPPLIES, INC.
NOTES TO FINANCIAL STATEMENTS
(A Development Stage Company)
May 31, 2007
(Expressed in US Dollars)

The Company does not have an employment agreement with the sole officer and director. The Company does not have a non-compete agreement with the sole officer and director.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E. Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$2
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$1,000
Transfer Agent Fees	$1,000
Accounting fees and expenses	$15,000
Legal fees and expenses	$10,000

Total	$27,002

All amounts are estimates.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities

We issued 2,500,000 shares of common stock on March 22, 2007, to Travis McPhee, our president. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.01 per share, for total proceeds of $25,000. The 2,500,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed a private placement of 1,000,000 shares of our common stock pursuant to Regulation S of the 1933 Act on May 31, 2007. All shares were issued at a price of $0.05 per share. We received proceeds of $50,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling stockholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

Item 27. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation, as amended[1]
3.2	By-Laws[1]
5.1	Opinion of Cane Clark, LLP, with consent to use
10.1	Distribution Agreement with Bell Industries[1]
23.1	Consent of Schumacher & Associates, Inc.
24.1	Power of Attorney (see attached signature page)

1 Incorporated by reference to Registration Statement on Form SB-2 filed on August 16, 2007.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment to the Form SB-2 to be signed on its behalf by the undersigned, in the City of Halifax, Nova Scotia on October 5, 2007.

Roughneck Supplies, Inc.

By:	/s/ Travis McPhee
Travis McPhee President, Secretary, Chief Executive Officer, Chief Financial Officer, Principal Executive Officer, Principal Accounting Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Travis McPhee as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By:	/s/ Travis McPhee
Travis McPhee President, Secretary, Chief Executive Officer, Chief Financial Officer, Principal Executive Officer, Principal Accounting Officer and Director
October 5, 2007